SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement
     As indicated in Libbey’s proxy statement filed with the Securities and Exchange Commission on March 29, 2006, the Compensation Committee of the Board of Directors of Libbey Inc. has determined, based upon the results of a comprehensive study performed by Hewitt Associates for the Committee, that:
•	The Average target bonus opportunities and 2004 actual bonuses for Libbey’s executives were 32% and 80%, respectively, below market, and target bonus opportunities and actual bonuses for Libbey’s named executive officers were even further below market.
•	The average value of long-term incentive opportunities provided by Libbey is more than 80% below market.
The Committee believes that it is in the best interests of Libbey’s stockholders to provide an overall compensation package for Libbey’s Chief Executive Officer and other executives that is designed to motivate and reward them for achieving the strategic initiatives that are critical to Libbey’s future profitability and competitiveness.
     Accordingly, on March 31, 2006, the Compensation Committee of the Board of Directors of Libbey Inc. established the following performance measures and targets in connection with the Senior Management Incentive Plan, which is an annual incentive plan pursuant to which cash awards may be made, and the long-term incentive plan Libbey’s executives, including Libbey’s named executive officers:
     Senior Management Incentive Plan. The target awards for the named executive officers, as a percentage of base compensation, are as follows:

Named Executive Officer	Bonus Target

John F. Meier	90%
Chairman and CEO

Richard I. Reynolds	75%
Executive Vice President and
Chief Operating Officer

Kenneth G. Wilkes	55%
Vice President, General Manager
International Operations

Daniel P. Ibele	50%
Vice President, General Sales
Manager

Susan Allene Kovach	45%
Vice President, General Counsel
and Secretary
     The performance measures for 2006 include a component based upon income from operations (IFO), representing 40% of each executive officer’s potential award. The portion of annual cash incentive award payments for 2006 that are attributable to this component will be made from a pool that will be funded based upon achievement of the stated goal. There will be no payout with respect to this component unless Libbey achieves at least 85% of budgeted 2006 IFO. The executive officers’ targeted awards may be paid if Libbey achieves 100% of budgeted 2006 IFO. The maximum award payable under this component, representing 200% of base compensation, may be paid only if Libbey achieves 115% of budgeted 2006 IFO.
     The performance measures also include an individual component, representing 60% of each executive officer’s target award. Each executive is eligible for a payout with respect to the individual component if two conditions are satisfied:
•	Libbey achieves actual IFO for 2006 that is at least 60% of budgeted 2006 IFO; and
•	The executive has achieved at least 85% of specified objectives that have been tailored specifically for the position that he or she holds. Examples of these objectives include quantifiable improvement in financial indicators of Libbey’s success other than corporate-wide budgeted IFO, such as achievement by particular business units of budgeted IFO, achievement of budgeted net sales and margins and achievement of other specified goals of strategic importance to Libbey.
The maximum award payable to an executive under the individual component, representing 200% of base compensation, may be earned if the executive achieves 135% of his or her specified objectives.
The Committee exercises discretion in light of these measures and in view of its compensation objectives to determine overall funding and individual incentive award amounts. In no event may the annual incentive payments exceed 200% of the target amounts.
Long-Term Incentive Plan. On March 31, 2006, the Compensation Committee also:

•	Established the target awards under Libbey’s long-term incentive plan;

•	Established three performance cycles under that plan (a 2006 performance cycle, a 2006-2007 performance cycle and a 2006-2008 performance cycle);

•	Established the performance measure for 2006; and

•	Approved the issuance of performance shares for the 2006 performance cycle.
     Under the long-term incentive plan, the target awards for the named executive officers, as a percentage of base compensation, are as follows:

Named Executive Officer	Target

John F. Meier	150%
Chairman and CEO

Richard I. Reynolds	115%
Executive Vice President and
Chief Operating Officer

Kenneth G. Wilkes	80%
Vice President, General Manager
International Operations

Daniel P. Ibele	70%
Vice President, General Sales
Manager

Susan Allene Kovach	50%
Vice President, General Counsel
and Secretary

     For the 2006 performance cycle, if Libbey achieves earnings before interest, taxes, depreciation and amortization (EBITDA) equal to at least 85% of budgeted 2006 EBITDA, each executive is eligible for an award equal to 50% of his or her target award. If Libbey achieves EBITDA equal to at last 110% of budgeted EBITDA, each executive is eligible for an award up to 200% of his or her target award.
     The Compensation Committee anticipates that awards will be paid through a mix of performance shares, restricted stock and stock options. The Committee intends to phase in the portion of each executive’s target award represented by performance shares. For 2006, the Committee has approved issuance to the named executive officers of the following number of performance shares:

No. of
Performance
Named Executive Officer	Shares

John F. Meier	30,809
Chairman and CEO

Richard I. Reynolds	12,165
Executive Vice President and Chief Operating Officer

Kenneth G. Wilkes	4,358
Vice President, General Manager International Operations

Daniel P. Ibele	2,665
Vice President, General Sales Manager

Susan Allene Kovach	1,359
Vice President, General Counsel and Secretary
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: April 6, 2006	By:	/s/ Scott M. Sellick
Scott M. Sellick Vice President,
Chief Financial Officer (Principal Accounting Officer)